Exhibit 99.1

COHU, INC.
12367 CROSTHWAITE CIRCLE
POWAY, CA 92064
FAX (858) 848-8185
PHONE (858) 858-8100
www.cohu.com

Cohu Announces Full Exercise of Underwriters’ Option to Purchase Additional Shares

POWAY, Calif., March 11, 2021 -- Cohu, Inc. (NASDAQ: COHU), a global leader in back-end semiconductor equipment and services, today announced that the underwriters of its previously announced public offering have fully exercised their option to purchase an additional 742,500 shares of common stock at the public offering price of $41.00 per share, less underwriting discounts and commissions. With the addition of the full exercise of the underwriters’ option to purchase additional shares, the total gross proceeds from the offering are expected to be approximately $233 million, before deducting underwriting discounts and commissions and other offering expenses payable by Cohu.

The closing of the underwriters’ option to purchase additional shares is expected to occur on March 12, 2021, subject to the satisfaction of customary closing conditions.

Citigroup, Goldman Sachs & Co. LLC and Stifel acted as joint book-running managers for the offering. B. Riley Securities, Craig-Hallum Capital Group and D.A. Davidson & Co. acted as co-managers for the offering.

The shares are being offered by Cohu pursuant to an effective shelf registration statement on Form S-3ASR that was filed with the Securities and Exchange Commission (“SEC”) and became on effective on March 10, 2020. A final prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC’s website at http://www.sec.gov.

Copies of the final prospectus supplement and accompanying prospectus relating to the offering may also be obtained from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, or by telephone at (800) 831-9146; Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, by telephone at (866) 471‐2526 or by email at prospectus-ny@ny.email.gs.com; or Stifel, Nicolaus & Company, Incorporated, Attention: Prospectus Department, One Montgomery Street, Suite 3700, San Francisco, CA 94104, by telephone at 415-364-2720 or by email at syndprospectus@stifel.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and include statements regarding the timing and completion and use of proceeds of the public offering of common stock. Such forward-looking statements involve risks and uncertainties, including, without limitation, risks and uncertainties related to market conditions and the satisfaction of closing conditions related to the public offering, which are beyond Cohu’s ability to control. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Cohu’s business in general, please refer to Cohu’s Annual Report on Form 10-K for the year ended December 26, 2020, together with all of the other information contained in the final prospectus supplement filed with the SEC on March 4, 2021. Cohu cautions stockholders and prospective investors that actual results may differ materially from those indicated by the forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and Cohu specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

About Cohu:

Cohu (NASDAQ: COHU) is a global leader in back-end semiconductor equipment and services, delivering leading-edge solutions for the manufacturing of semiconductors and printed circuit boards.

Contact:

Cohu, Inc.
Jeffrey D. Jones - Investor Relations
858-848-8106